Exhibit 99.1

Sight Sciences Announces Preliminary, Unaudited Fourth Quarter and Full Year 2024 Financial Highlights

MENLO PARK, Calif., January 14, 2025 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) ("Sight Sciences" or the "Company"), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients' lives, today reported select preliminary, unaudited financial highlights for the fourth quarter and full year ended December 31, 2024.

Select Preliminary Financial Highlights

Fourth quarter 2024 total revenue is expected to be in the range of $18.9 million to $19.1 million, an increase of 1% at the estimated midpoint compared to the prior year period.

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Surgical Glaucoma revenues are expected to be in the range of $18.7 million to $18.8 million, an increase of 9% at the estimated midpoint compared to the prior year period.
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Dry Eye revenues are expected to be in the range of $0.2 million to $0.3 million, compared to $1.6 million in the prior year period.

Full year 2024 total revenue is expected to be in the range of $79.7 million to $79.9 million, a decrease of 2% at the estimated midpoint compared to the prior year.

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Surgical Glaucoma revenues are expected to be in the range of $75.8 million to $75.9 million, an increase of 2% at the estimated midpoint compared to the prior year.

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Dry Eye revenues are expected to be in the range of $3.9 million to $4.0 million, compared to $6.7 million in 2023.

The Company’s cash and cash equivalents as of December 31, 2024, were approximately $120 million, compared to $118.6 million as of September 30, 2024.

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Cash generated in the quarter totaled approximately $1.4 million, reflecting continued operational discipline versus cash used in the same period of the prior year of $6.4 million.
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Cash generated in the quarter included a $5.0 million drawdown under our term loan with Hercules Capital, Inc. and certain affiliates of Hercules.
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Cash used during the year totaled approximately $18.1 million, down from $46.9 million cash used in the prior year.
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The Company plans to achieve cash flow breakeven without the need to raise additional equity capital.

"Our fourth quarter Surgical Glaucoma revenue increased 9% at the estimated midpoint versus the fourth quarter of 2023. Our results were below our expectations primarily due to impacts of the new LCDs by five Medicare contractors that became effective in mid-November and restrict Medicare coverage for multiple MIGS procedures when performed at the same time as a cataract procedure. Despite these headwinds, we prioritized effective cash management in 2024 while continuing to invest in our key long-term value drivers, and we delivered on this goal by significantly reducing our cash usage compared to the prior year, " said Paul Badawi, Co-Founder and Chief Executive Officer of Sight Sciences. "Heading into 2025, we believe we are well-positioned to execute on our long-term vision with a strong cash position, clinically differentiated interventional glaucoma and dry eye technologies with OMNI and TearCare, an increasing interventional surgeon mindset to drive standalone MIGS procedures, and continued progress towards establishing equitable reimbursed market access for TearCare."

The Company’s fourth quarter and full year 2024 financial results are preliminary and subject to the completion of the Company’s 2024 audit. The Company expects to announce complete fourth quarter and full year 2024 financial results in March 2025.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The select preliminary, unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial and business results for the fourth quarter and full year 2024. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and full year 2024 and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for the full year 2024.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is an implant-free glaucoma surgery technology (i) indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma; and (ii) CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical Instrument is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (“MGD”), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, SmartHub and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2025 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with such safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning expected financial and business results for fourth quarter and full year 2024; timing for announcement of complete fourth quarter and full year 2024 financial and business results; the Company’s position entering 2025, including the belief that the Company is well-positioned to execute on its long-term vision; the Company’s ability to achieve reimbursed market access for TearCare; and the Company’s plan to achieve cash flow breakeven without the need to raise additional equity capital. These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com